UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2015

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

October 26, 2015, GE Capital International Funding Company (the “Issuer”), a finance subsidiary of General Electric Capital Corporation, settled its previously announced private offers to exchange (the “Exchange Offers”) the Issuer’s new senior unsecured notes for certain outstanding debt securities of General Electric Capital Corporation. In connection with the Exchange Offers, the Issuer issued (i) $15,267,997,000 aggregate principal amount of 0.964% Notes due April 15, 2016, $6,106,952,000 aggregate principal amount of 2.342% Notes due November 15, 2020, $1,979,425,000 aggregate principal amount of 3.373% Notes due November 15, 2025 and $11,464,668,000 aggregate principal amount of 4.418% Notes due November 15, 2035 of the Issuer (collectively, the “New US MTN Notes”) pursuant to the Indenture, dated as of October 26, 2015, among the Issuer, General Electric Company and General Electric Capital Corporation, as guarantors (the “Guarantors”) and The Bank of New York Mellon, as trustee and (ii) £778,360,000 aggregate principal amount of 1.363% Notes due April 15, 2016 (the “New EMTN Notes”) pursuant to the Fiscal and Paying Agency Agreement, dated as of October 26, 2015, among the Issuer, the Guarantors and The Bank of New York Mellon, London Branch, as fiscal and principal paying agent, and The Bank of New York Mellon (Luxembourg) S.A., as initial registrar and transfer agent. The New US MTN Notes will be entitled to certain registration rights.

Attached as Exhibit 99 and incorporated by reference herein is the Indenture, dated as of October 26, 2015, among the Issuer, General Electric Company and General Electric Capital Corporation, as guarantors and The Bank of New York Mellon, as trustee.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit 99	Indenture, dated as of October 26, 2015, among the Issuer, General Electric Company and General Electric Capital Corporation, as guarantors and The Bank of New York Mellon, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: October 26, 2015	/s/ Daniel C. Janki
Daniel C. Janki Senior Vice President and Treasurer